Exhibit 32.2
CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Anywhere Real Estate Group LLC (the “Company”) on Form 10-Q for the period ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ryan M. Schneider, as Chief Executive Officer of the Company, and Charlotte C. Simonelli, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ RYAN M. SCHNEIDER
RYAN M. SCHNEIDER
CHIEF EXECUTIVE OFFICER
May 3, 2023

/s/ CHARLOTTE C. SIMONELLI
CHARLOTTE C. SIMONELLI
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
May 3, 2023